Securities and Exchange Commission
Washington, D.C. 20549

Current Report on Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
1 December 2003

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 9. Regulation FD Disclosure.

        The press release of the Registrant dated 1 December 2003 relating to net sales and net income estimates for fiscal years ending 31 December 2003 and 31 December 2004, a copy of which is annexed hereto as Exhibit no. 99.1, is incorporated by reference herein, and is furnished pursuant to Regulation FD.

        In accordance with General Instruction B.2. of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 7. Exhibits.

        The following document is furnished herewith:

99.1 Press release of the Registrant dated 1 December 2003.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: 1 December 2003

Inter Parfums, Inc.

By: /s/ Russell Greenberg
      Russell Greenberg,
      Executive Vice President

FOR IMMEDIATE RELEASE
INTER PARFUMS, INC. PROVIDES GUIDANCE FOR 2004 SALES AND EARNINGS
AND INCREASES ESTIMATES FOR 2003

New York, New York, December 1, 2003: Inter Parfums, Inc. (NASDAQ National Market: IPAR) today announced that it increased its 2003 sales estimate to $182 million and increased its 2003 net income estimate to $13.4 million or $.67 per diluted share. The Company also provided initial guidance for 2004, with sales of approximately $206 million and net income of approximately $15 million, assuming the dollar remains at current levels.

As previously reported, the record results of 2003 are due to the continued growth by prestige fragrance lines, and initial sales of the Burberry Brit women's line, which began in the third quarter. The focus for 2004 will be the continued rollout of the Burberry Brit line in Asia, South America and the Middle East. Other planned new fragrance launches include: S.T. Dupont, Paul Smith and Christian Lacroix. The Company is also in discussions to acquire or license additional brands in the areas of perfumes and personal care products. However, these are preliminary discussions and there can be no assurances that any of these discussions will result in a new license or brand acquisition.

Statements in this release which are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from projected results. Such factors include effectiveness of sales and marketing efforts and product acceptance by consumers, dependence upon management, competition, currency fluctuation and international tariff and trade barriers and governmental regulation. Given these uncertainties, persons are cautioned not to place undue reliance on the forward-looking statements.

Inter Parfums develops, manufactures and distributes prestige perfumes and cosmetics as the exclusive worldwide licensee for Burberry, S.T. Dupont, Paul Smith, Christian Lacroix, Celine, and Diane von Furstenberg. It is also a leading producer and supplier of mass market fragrances, cosmetics and personal care products. The Company's products are sold in over 100 countries worldwide.

Contact at Inter Parfums, Inc.                    or        Investor Relations Counsel
Russell Greenberg, Exec. VP & CFO                   The Equity Group Inc.
(212) 983-2640                                                   Linda Latman  (212)836-9609/llatman@equityny.com
rgreenberg@interparfumsinc.com                          Sarah Torres (212) 836-9611/storres@equityny.com
www.interparfumsinc.com                                    www.theequitygroup.com